UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 6, 2013
Date of Report (Date of earliest event reported)

CRAILAR TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

British Columbia (State or other jurisdiction of incorporation)	000-50367 (Commission File Number)	98-0359306 (IRS Employer Identification No.)

305-4420 Chatterton Way Victoria, British Columbia (Address of principal executive offices)	V8X 5J2 (Zip Code)

(250) 658-8582
Registrant's telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01     Entry into a Material Definitive Agreement.

On November 6, 2013, Crailar Technologies Inc. ("Crailar") entered into an Asset Purchase Agreement (the "Agreement") with Schrurs NV ("Schrurs") to purchase a European based fiber processing facility, which includes certain assets related to the dyeing, bleaching, processing and treatment of all natural and synthetic fibres for the textile industry.

Pursuant to the Agreement, Crailar will purchase from Schrurs (i) any and all equipment, furniture, including office equipment and furniture, tools, fixtures, fittings and other tangible personal property; (ii) the environmental permit granted to Schrurs by decision of the Deputation of the Provincial Council of West Flanders dated February 8, 1996; and (iii) the rights, title and interests of Schrurs in to and under the employment contracts of the employees of Schrurs (the "Assets"). The price for the Assets shall be the payment of all outstanding debts of Schrurs, currently valued at approximately US$1.2 million over a three-year period.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on November 6, 2013, the Board of Directors of Crailar accepted the consent to act as director of the Company of Lesley Hayes. On the same date, the Board of Directors appointed Ms. Hayes as Chairman of the Board. Ms. Hayes is currently the Chief Operating Officer of NoDramaMedia Ltd., a holding company that manages financial and mentoring interests in various companies. Ms. Hayes has served as a director of Northern Abitibi Mining Corp. (TSX Venture: NAI) from 1996 to date. Ms. Hayes is currently completing her PhD in Entrepreneurship at Athabasca University, holds an MBA from the University of Calgary, has completed her Canadian Securities Course, and has worked in investor relations for several years. Ms. Hayes is married to Robert Edmunds, who also serves as a director of Crailar.

As a consequence of the appointment of Ms. Hayes, the Board of Directors and Executive Officers of the Company are now comprised of the following:
Name	Position
Lesley Hayes	Director and Chairperson
Kenneth Barker	Chief Executive Officer and a Director
Jason Finnis	President, Chief Innovation Officer and a Director
Larisa Harrison	Chief Administration Officer and Secretary
Theodore Sanders	Chief Financial Officer and Treasurer
Guy Prevost	Corporate Controller and Compliance Officer
Thomas C. Robinson	Chief Operating Officer
Jay Nalbach	Chief Marketing Officer
Robert Edmunds	Director
Miljenko Horvat	Director
Jeremy Jones	Director
Peter Moore	Director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CRAILAR TECHNOLOGIES INC.
DATE: November 13, 2013	By: /s/ Guy Prevost Guy Prevost Corporate Controller and Compliance Officer

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